Exhibit 99.1

Arch Therapeutics, Inc. $6.1 Million Registered Direct Offering

FRAMINGHAM, MA – February 21, 2017 — (OTCQB: ARTH)(“Arch” or the “Company”), a developer of innovative materials as hemostatic and wound care devices, today announced the pricing of a registered direct offering of 10,166,664 units, each unit consisting of a share of the Company’s common stock, and 0.55 of a Series F Warrant (“Series F Warrant”) to purchase one share of our common stock for the combined purchase price of $0.60 per unit. The Series F Warrants have an exercise price of $0.75 per share and are exercisable for a period of five years.

The gross proceeds to Arch from this offering are approximately $6.1 million before deducting estimated offering expenses payable by the Company. The offering is expected to close on or about February 24, 2017, subject to customary closing conditions. Approximately $825,000 of the offering proceeds will be used to satisfy our outstanding indebtedness to the Massachusetts Life Sciences Center (“MLSC”) under the Life Sciences Accelerator Funding Agreement that we entered into MLSC on September 30, 2013 and amended on September 28, 2016.

The securities described above are being offered by Arch pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”)(File Number 333- 213878) on October 20, 2016. A final prospectus supplement relating to the offering will be filed with the SEC and, once filed, will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling materials technology platform with the goal of making surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidates, known as the AC5 Surgical Hemostatic Device™ and AC5 Topical Hemostatic Device™, are being designed to achieve hemostasis during surgical, wound and interventional care.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements include Arch’s ability to conduct and complete a public offering of its securities (including the anticipated size and closing date of the offering). Such forward-looking statements also include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Source: Arch Therapeutics, Inc.

Contact

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com